As filed with the Securities and Exchange Commission on September 17, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Five Below, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	75-3000378
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(215) 546-7909

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth R. Bull

Chief Financial Officer

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(215) 546-7909

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Barry M. Abelson, Esq.

John P. Duke, Esq.

Pepper Hamilton LLP

18th and Arch Streets

Philadelphia, PA 19103

(215) 981-4000

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	(1)	(1)	(1)	(1)

(1)	An unspecified amount of common stock is being registered as may from time to time be sold at unspecified prices. In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, we are deferring payment of all of the registration fees.

PROSPECTUS

Five Below, Inc.

Common Stock

The selling shareholders to be named in a prospectus supplement may offer and sell shares of the common stock of Five Below, Inc. from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling shareholders. The specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, as well as any documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “FIVE.” The last reported sales price of our common stock on September 16, 2013 was $47.41 per share.

Five Below is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012; however, the Company has not, and does not intend to, take advantage of any of the reduced public company reporting requirements afforded by the JOBS Act.

See “Risk Factors” on page 4 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 17, 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Using this process, selling shareholders may offer shares of our common stock in one or more offerings or resales.

This prospectus provides you with a general description of the common stock selling shareholders may offer. Each time selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any applicable pricing supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

In this prospectus, unless the context otherwise requires or where otherwise indicated, “we,” “us,” “our” and “Five Below” refer to Five Below, Inc., the issuer of the common stock, and its subsidiary as a combined entity.

We have not authorized anyone to give you any information or to make any representations about us, our common stock or any offers by our selling shareholders, other than those contained in this prospectus, applicable prospectus supplements or any free writing prospectus prepared by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell anywhere or to anyone where or to whom the selling shareholders are not permitted to offer to sell securities under applicable law.

You should not assume that the information incorporated by reference or provided in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.

BASIS OF PRESENTATION

We operate on a fiscal calendar widely used by the retail industry that results in a given fiscal year consisting of a 52- or 53-week period ending on the Saturday closest to January 31 of the following year. References to “fiscal year 2013” or “fiscal 2013” refer to the fiscal year ending February 1, 2014, references to “fiscal year 2012” or “fiscal 2012” refer to the fiscal year ended February 2, 2013, references to “fiscal year 2011” or “fiscal 2011” refer to the fiscal year ended January 28, 2012, and references to “fiscal year 2010” or “fiscal 2010” refer to the fiscal year ended January 29, 2011. Fiscal year 2013 consists of a 52-week period, fiscal year 2012 consisted of a 53-week period and each of fiscal years 2011 and 2010 consisted of a 52-week period.

On July 17, 2012, we amended our articles of incorporation to effect a 0.3460-for-1 reverse stock split of our common stock. Concurrent with the reverse stock split, we adjusted (x) the conversion price of our Series A 8% convertible preferred stock, (y) the number of shares subject to and the exercise price of our outstanding stock option awards under our equity incentive plan and (z) the number of shares subject to and the exercise price of our outstanding warrants, such that the holders of the preferred stock, options and warrants were in the same economic position both before and after the reverse stock split. In addition, immediately prior to the closing of our initial public offering, or IPO, the outstanding shares of our Series A 8% convertible preferred stock converted into shares of our common stock.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data throughout this prospectus from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business, including Five Below® and Five Below Hot Stuff. Cool Prices.® Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. In this prospectus, we also refer to product names, trademarks, trade names and service marks that are the property of other companies. Each of the trademarks, trade names or service marks of other companies appearing in this prospectus belongs to its owners. Our use or display of other companies’ product names, trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the product, trademark, trade name or service mark owner, unless we otherwise indicate.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. It does not contain all of the information that may be important to you and your investment decision. You should carefully read this entire prospectus and the financial statements, notes to financial statements and other information incorporated by reference in this prospectus before making any investment decision.

In this prospectus, unless the context otherwise requires or where otherwise indicated, (i) references to “Five Below,” the “Company,” “we,” “us,” and “our” refer to Five Below, Inc. and its subsidiary as a combined entity and (ii) references to “Merchandising Subsidiary” refers to Five Below Merchandising, Inc., our wholly-owned subsidiary. Numbers may not sum due to rounding.

Overview

Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. We offer a dynamic, edited assortment of exciting products, all priced at $5 and below, including select brands and licensed merchandise across a number of categories, which we refer to as “worlds”: Style, Room, Sports, Media, Crafts, Party, Candy and Now (also known as “Seasonal”). We believe we are transforming the shopping experience of our target demographic with a unique merchandising strategy and high-energy retail concept that our customers consider fun and exciting. Based upon management’s experience and industry knowledge, we believe our compelling value proposition and the dynamic nature of our merchandise offering appeal to teens and pre-teens, as well as customers across a variety of age groups beyond our target demographic.

Five Below was founded in 2002 by our Executive Chairman, David Schlessinger, and our President and Chief Executive Officer, Thomas Vellios, who recognized a market need for a fun and affordable shopping destination aimed at our target customer. We opened the first Five Below store in 2002 and have since been expanding across the eastern half of the U.S. As of September 9, 2013, we operated a total of 282 locations across 19 states. Our stores average approximately 7,500 square feet and are typically located within power, community and lifestyle shopping centers across a variety of urban, suburban and semi-rural markets. We plan to open a total of approximately 60 net new stores in fiscal 2013, and we believe we have the opportunity to grow our store base to more than 2,000 locations over time.

Corporate and Other Information

Five Below was incorporated in Pennsylvania in January 2002. David Schlessinger, our Executive Chairman, and Thomas Vellios, our President and Chief Executive Officer, are the founders of Five Below. In October 2010, Advent International Corporation, or Advent, acquired a majority interest in Five Below, which we refer to as the 2010 Transaction, with the goal of supporting the management team in accelerating our growth.

As a result of an internal business restructuring, our merchandising operations are conducted through Five Below Merchandising, Inc., our wholly-owned subsidiary. Merchandising Subsidiary was incorporated in Pennsylvania in June 2013.

Office Location

Our principal executive office is located at 1818 Market Street, Suite 1900, Philadelphia, PA 19103 and our telephone number is (215) 546-7909. Our corporate website address is www.fivebelow.com. The information contained on, or accessible through, our corporate website does not constitute part of this prospectus.

RISK FACTORS

An investment in our common stock involves risk. Before investing in our common stock, you should carefully consider the risks described in the prospectus supplement related to a particular offering as well as other factors and information included in or incorporated by reference into this prospectus, including the risk factors set forth in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for fiscal year 2012 and subsequently filed SEC reports. Any such risks could materially and adversely affect our business, financial condition or results of operations. However, the risks described in the prospectus supplement related to a particular offering and the risks incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of our common stock could decline and you may lose all or part of your investment in our company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated herein by reference are forward-looking statements pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts or present facts or conditions, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the introduction of new merchandise, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology.

The forward-looking statements contained in this prospectus and the documents incorporated herein by reference speak only as of the date they were made about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, those factors described in Part I, “Item 1A. Risk Factors” in our Annual Report, which is incorporated by reference in this prospectus, as amended by the risk factors included in Part II, “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. These factors include without limitation:

•	failure to successfully implement our growth strategy;

•	disruptions in our ability to select, obtain, distribute and market merchandise profitably;

•	ability to successfully expand our distribution network capacity;

•	disruptions to our distribution network or the timely receipt of inventory;

•	inability to attract and retain qualified employees;

•	ability to increase sales and improve the efficiencies, costs and effectiveness of our operations;

•	dependence on our executive officers and other key personnel or our inability to hire additional qualified personnel;

•	ability to successfully manage our inventory balances and inventory shrinkage;

•	lease obligations;

•	changes in our competitive environment, including increased competition from other retailers;

•	increasing costs due to inflation, increased operating costs or energy prices;

•	the seasonality of our business;

•	disruptions to our information technology systems in the ordinary course or as a result of system upgrades;

•	failure to maintain adequate internal controls;

•	ability to obtain additional financing;

•	failure to secure customers’ confidential or credit card information, or other private data relating to our employees or our company;

•	natural disasters, unusual weather conditions, pandemic outbreaks, global political events, war and terrorism;

•	current economic conditions and other economic factors;

•	the impact of governmental laws and regulations and the outcomes of legal proceedings;

•	inability to protect our brand name, trademarks and other intellectual property rights;

•	increased costs as a result of being a public company;

•	restrictions imposed by our indebtedness on our current and future operations; and

•	new regulations related to conflict minerals.

Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. All of the forward-looking statements we have included in this prospectus and the documents incorporated herein by reference are based on information available to us at the time the statements were made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of our common stock offered by any selling shareholder.

SELLING SHAREHOLDERS

By this prospectus, selling shareholders may offer to sell shares of our common stock. Information about the selling shareholders, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, a post-effective amendment, a free writing prospectus or filings we make with the SEC under the Exchange Act, that are incorporated by reference into this prospectus. The selling shareholders may include certain of our affiliates. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

All of the shares of our common stock to be offered by the selling shareholders pursuant to the registration statement of which this prospectus is a part are issued and outstanding as of the date of the filing of such registration statement. The selling shareholders will not sell any shares of our common stock pursuant to this prospectus until we have identified the selling shareholders in a prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DIVIDENDS

On May 15, 2012, we declared and subsequently paid on May 16, 2012 a special dividend of $2.02 per share on shares of our common stock and on an as-converted basis on shares of our Series A 8% convertible preferred stock totaling approximately $99.5 million, which we refer to as the 2012 Dividend.

Other than the 2012 Dividend, in the past two fiscal years we have not declared, and currently do not plan to declare in the foreseeable future, dividends on shares of our common stock. We currently intend to retain any future earnings for use in the operation and expansion of our business. Any further determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant. In addition, the terms of our term loan facility and revolving credit facility contain restrictions on our ability to pay dividends.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the terms of our capital stock, our amended and restated articles of incorporation and our amended and restated bylaws. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated articles of incorporation and amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus is part.

General

Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

As of September 9, 2013, there were outstanding:

•	54,040,270 shares of our common stock held by approximately 80 shareholders of record; and

•	stock options to purchase an aggregate of 1,441,442 shares of our common stock with a weighted average exercise price of $19.24 per share.

On July 17, 2012, we amended our articles of incorporation to effect a 0.3460-for-1 reverse stock split of our common stock. Concurrent with the reverse stock split, we adjusted (x) the number of shares subject to and the conversion price of our Series A 8% convertible preferred stock, (y) the number of shares subject to and the exercise price of our outstanding stock option awards under our equity incentive plan and (z) the number of shares subject to and the exercise price of our outstanding warrants, such that the holders of the preferred stock, options and warrants are in the same economic position both before and after the reverse stock split.

2012 Dividend

On May 15, 2012, we declared and subsequently paid on May 16, 2012 the 2012 Dividend on shares of our common stock and our Series A 8% convertible preferred stock.

Common Stock

Voting rights

Holders of our common stock are entitled to one vote for each share for the election of directors and on all other matters submitted to a vote of shareholders, and do not have cumulative voting rights in the election of directors. Whenever corporate action is to be taken by vote of the shareholders, it becomes authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders present in person or by proxy and entitled to vote on the matter.

Dividend rights

Subject to the preferences applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividend declared by the board of directors.

Rights upon liquidation

In the event of a liquidation, dissolution or winding up of the company, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Other rights and preferences

Holders of our common stock have no preemptive, subscription, conversion, redemption or sinking fund rights. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “FIVE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company. Its address is 10 Commerce Drive, Cranford, NJ 07016, and its telephone number is (908) 497-2300.

Blank Check Preferred Stock

Our board of directors has the authority, without further action by the shareholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Accordingly, our board of directors, without shareholder approval, may issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, may adversely affect the voting and other rights of the holders of our common stock, and could have the effect of delaying, deferring or preventing a change of control of Five Below or other corporate action. See “—Anti-Takeover Effects of Certain Provisions of Pennsylvania Law and our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.” At present, there are currently no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

Equity Incentive Awards

Options

As of September 9, 2013, we had outstanding options to purchase 1,441,442 shares of our common stock at a weighted-average price of $19.24 per share, of which 240,369 options to purchase shares were vested at such time. As of September 9, 2013, we have 4,678,304 shares remaining available for issuance pursuant to our equity incentive plan.

Restricted Common Stock

In addition, as of September 9, 2013, we had 693,655 shares of restricted common stock issued and outstanding. 14,145 of such shares were issued in connection with the 2010 Transaction and pursuant to our equity incentive plan when all of our options were exercised for common shares or restricted common shares on October 13, 2010. In March 2012, 673,540 of such shares were issued in connection with option cancellation agreements to Messrs. Schlessinger and Vellios. 5,970 of such shares were issued to Messrs. Michael Devine, Thomas Ryan and Ronald Sargent as compensation for their service on the board of directors.

Registration Rights

Advent, David Schlessinger and Thomas Vellios have the right, subject to various conditions and limitations, to include their shares of our common stock in registration statements relating to our securities pursuant to our amended and restated investor rights agreement, as amended. This right to include shares in an underwritten registration is subject to the ability of the underwriters to limit the number of shares included in the offering. By exercising their registration rights and causing a large number of shares to be registered and sold in the public market, these shareholders could cause the price of the common stock to fall. In addition, any demand to include such shares in our registration statements could have a material adverse effect on our ability to raise needed capital.

Anti-Takeover Effects of Certain Provisions of Pennsylvania Law and our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Our amended and restated articles of incorporation and our amended and restated bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and could make it more difficult to acquire control of us by means of a tender offer, open market purchases, a proxy contest or otherwise. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our shareholders. However, they also give our board of directors the power to discourage acquisitions that some shareholders may favor.

No Cumulative Voting

Our only issued and outstanding shares of capital stock are common stock. Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. Our amended and restated articles of incorporation do not allow for cumulative voting in the election of directors, therefore shareholders holding a majority of the outstanding capital stock entitled to vote will be able to elect all of our directors.

Special Shareholders’ Meetings and Right to Act by Written Consent

According to our amended and restated bylaws, our shareholders are not permitted to call, or to require that the board of directors call, a special meeting of shareholders. Rather, a special meeting of shareholders may only be called by the chairman of our board of directors or our Chief Executive Officer or upon a resolution adopted by a majority of our entire board of directors. In addition, the business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us.

Our amended and restated bylaws prohibit shareholder action without a meeting through the execution of a written consent or consents thereto by the shareholders, and therefore, any action of shareholders may be taken only at a meeting of the shareholders.

Amendment of Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Our amended and restated articles of incorporation and amended and restated bylaws each provide that, unless previously approved by our board of directors, the affirmative vote of at least 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, would be required to amend or repeal certain provisions of our amended and restated articles of incorporation or amended and restated bylaws. Any amendment to or repeal of certain provisions of our amended and restated articles of incorporation or amended and restated bylaws approved by our board of directors would require the affirmative vote of at least 50% of the voting power of all of our outstanding capital stock entitled to vote on such amendment or repeal.

These provisions may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management or Five Below, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Classified Board; Removal of Directors; Size of Board

Pursuant to our amended and restated articles of incorporation and amended and restated bylaws, directors are divided into three classes, whose members serve staggered three-year terms. Because our shareholders do not have cumulative voting rights, our shareholders holding a majority of the outstanding capital stock entitled to vote are able to elect all of our directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for shareholders to replace a majority of the directors on a classified board.

Our amended and restated articles of incorporation and amended and restated bylaws provide that, subject to the rights of holders of any preferred stock, any director may be removed from office only for cause by the affirmative vote of the holders of at least 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

In addition, our amended and restated articles of incorporation and amended and restated bylaws provide that the number of directors on our board will consist of a number of directors, not less than three nor more than eleven, to be fixed exclusively by our board of directors. Newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of the directors then in office. Further, any vacancies on our board of directors resulting from death, resignation, or removal from office will also be filled solely by the vote of our remaining directors. Any director elected in accordance with the preceding sentence shall be a director of the same class as the director whose vacancy he or she fills and shall hold office until the next annual meeting of shareholders, and until such director’s successor shall have been duly elected and qualified.

Undesignated Preferred Stock

Our amended and restated articles of incorporation authorize undesignated preferred stock, which makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of Five Below. This may have the effect of deterring hostile takeovers or delaying changes in control or management of Five Below.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval, subject to various limitations imposed by The NASDAQ Stock Market LLC. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult, or discourage an attempt, to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Procedures for Shareholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee thereof. The advance notice provisions in our amended and restated bylaws could have the effect of delaying shareholder actions that are favored by the holders of a majority of our outstanding voting securities until the next shareholder meeting or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Pennsylvania Anti-Takeover Laws

Pursuant to our amended and restated articles of incorporation, we have expressly elected not to be governed by a number of anti-takeover statutes available under Pennsylvania law. We are, however, subject to the following anti-takeover provisions under Pennsylvania law:

•	Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law, or the PBCL, prohibits a “business combination” with an “interested shareholder,” which means a person who (a) is the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes entitled to be cast for the election of directors of a corporation or (b) who is an affiliate or associate of such corporation and was the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes at any time within the five-year period immediately prior to the date in question, unless this business combination or the acquisition by the shareholder or group of shareholders of at least 20% of the voting power of the corporation is approved in advance by our board of directors or approved by a certain majority of those shareholders who are not interested shareholders nor affiliates or associates thereof. This provision may discourage open market purchases of our stock or a non-negotiated tender or exchange offer for our stock and, accordingly, may be considered disadvantageous by a shareholder who would desire to participate in any such transaction.

•	Pursuant to Section 1715 of the PBCL, our directors are not required to regard the interests of any particular group, including those of the shareholders, as being dominant or controlling in considering our best interests. The directors may consider, to the extent they deem appropriate, such factors as:

•	the effects of any action upon any group affected by such action, including our shareholders, employees, suppliers, customers and creditors, and communities in which we have stores, offices or other establishments;

•	our short-term and long-term interests, including benefits that may accrue to us from our long-term plans and the possibility that these interests may be best served by our continued independence;

•	the resources, intent and conduct of any person seeking to acquire control of us; and

•	all other pertinent factors.

Section 1715 further provides that any act of our board of directors, a committee of the board or an individual director relating to or affecting an acquisition or potential or proposed acquisition of control to which a majority of our disinterested directors have assented will be presumed to satisfy the standard of care set forth in the PBCL, unless it is proven by clear and convincing evidence that our disinterested directors did not consent to such act in good faith after reasonable investigation. As a result of this and the other provisions of Section 1715, our directors are provided with broad discretion with respect to actions that may be taken in response to acquisitions or proposed acquisitions of corporate control.

Indemnification and Limitation of Directors and Limitation of Liability

Pennsylvania Business Corporation Law

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the PBCL, contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters. As described below, we intend to indemnify our directors, officers and other such personnel to the fullest extent permitted by the PBCL.

Amended and Restated Bylaws

Our amended and restated bylaws provide that we may indemnify our directors and officers for monetary damages for any action taken or failure to take any action, unless such director or officer has breached or failed to perform the duties of his or her office under the PBCL, our amended and restated bylaws or our amended and restated articles of incorporation; and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

In addition, our amended and restated bylaws provide that we shall indemnify our directors and officers for expenses, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she has acted in good faith and in a manner he or she believed to be in our best interest, or in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. Such indemnification as to expenses, including attorneys’ fees, is mandatory to the extent the individual is successful on the merits or otherwise in defense of the matter or in defense of any claim, issue or matter therein. Our amended and restated bylaws provide, however, in the case of an action or suit by or in the right of Five Below, that we will not indemnify a director or officer with respect to a matter in which such person has been adjudged to be liable in the performance of his or her duties to us, unless a court of common pleas determines that such person is fairly and reasonably entitled to indemnification. Our amended and restated bylaws also provide that we may advance expenses to any director or officer upon our receipt of an undertaking by the director or officer to repay those amounts if it is finally determined that he or she is not entitled to indemnification.

Pursuant to our amended and restated bylaws, we have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of Five Below or an employee or agent of Five Below, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against that liability. Accordingly, we maintain directors’ and officers’ liability insurance to provide directors and officers with insurance coverage for losses, including those that arise from claims based on breaches of duty, negligence, error and other wrongful acts and for violations with respect to the Securities Act.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Pennsylvania law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

PLAN OF DISTRIBUTION

The selling shareholders may sell the common stock covered by this prospectus from time to time in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The selling shareholders may distribute the common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time the selling shareholders offer and sell shares of our common stock covered by this prospectus, we will provide a prospectus supplement that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of the selling shareholders and the amounts to be sold by them;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the common stock and the proceeds to the selling shareholders;

•	any over-allotment options under which underwriters may purchase additional common stock from the selling shareholders;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	terms and conditions of the offering;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The selling shareholders may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters, dealers or any other third parties described above may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the common stock if they purchase any of the common stock, unless otherwise specified in the prospectus supplement. The selling shareholders may use underwriters with whom we or the selling shareholders have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

The selling shareholders may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. The selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from the selling shareholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us or by selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

A prospectus supplement may be used for resales from time to time by any holder of our securities that may acquire such shares of common stock upon an in-kind distribution by any existing security holder of all or a portion of such existing security holder’s shares to its limited and general partners. Such selling shareholders may include direct and indirect transferees, pledges, donees and successors of the selling shareholders. Further, a prospectus supplement may be used in connection with sales or resales by any general partner of a selling shareholder in connection with sales by such general partner for cash or subsequent transfers by such general partner to its limited partners of their ratable portion of the shares then owned by such general partner, together with resales of such shares by such limited partners.

Any underwriter may engage in any option to purchase additional securities, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. The option to purchase additional securities involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional securities in an offering, if any. The underwriters may close out any covered short position either by exercising their option to purchase additional securities or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the option to purchase additional securities. Naked short sales are short sales in excess of the option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Similar to other purchase transactions, an underwriter’s purchase to cover syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

As a result of the requirements of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross offering proceeds received by the selling shareholders. If more than 5% of the net proceeds of any offering of common stock made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member or any other facts and circumstances relating to the participation of a FINRA member in the offering would give rise to a “conflict of interest” under FINRA rules, the offering will be conducted in accordance with FINRA Rule 5121.

We, the selling shareholders and any underwriters make no representation or prediction as to the effect that the types of transactions described above may have on the price of the shares. If such transactions are commenced, they may be discontinued without notice at any time.

VALIDITY OF COMMON STOCK

Pepper Hamilton LLP will pass upon the validity of the shares of common stock being offered by this prospectus. A family trust established by an attorney with the firm owns an aggregate of 20,000 shares of our common stock.

EXPERTS

The financial statements of Five Below, Inc. as of February 2, 2013 and January 28, 2012, and for each of the fiscal years in the three-year period ended February 2, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and its exhibits and schedules at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain information on the operation of the public reference room by calling the commission at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as Five Below, Inc., that file electronically with the SEC.

Our reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a web site at www.fivebelow.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

(a)	Annual Report on Form 10-K for fiscal year 2012;

(b)	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2013 (excluding those portions that were not incorporated by reference into our Annual Report on Form 10-K for fiscal year 2012);

(c)	Quarterly Reports on Form 10-Q for the first quarter of fiscal year 2013 and for the second quarter of fiscal year 2013;

(d)	Current Reports on Form 8-K filed on August 7, 2013, June 26, 2013, June 21, 2013, June 19, 2013, June 5, 2013, May 14, 2013, April 26, 2013 and March 11, 2013; and

(e)	The description of our common stock, $0.01 par value per share, set forth in the registration statement on Form 8-A filed with the SEC on July 13, 2012, including any amendment or report filed with the SEC for the purpose of updating this description.

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Five Below, Inc.

Attention: Secretary

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(215) 546-7909

Five Below, Inc.

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated amounts of costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offerings described in this Registration Statement.

Amount to be Paid
SEC registration fee	$(1)
FINRA filing fee	(2)
The NASDAQ Global Select Market listing fee	—
Blue sky fees and expenses	(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent and registrar fees and expenses	(2)
Miscellaneous fees and expenses	(2)

Total	(2)

(1)	We are registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee until the time the securities are sold under this Registration Statement.
(2)	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the PBCL, contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s bylaws, the PBCL provides that advancement of expenses must be authorized by the board of directors.

Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs and personal representatives of such person.

The goal of the aforementioned provisions of the PBCL and those of our amended and restated bylaws, described below, is to limit the monetary liability of our officers and directors to us and to our shareholders and provide for indemnification of our officers and directors for liabilities and expenses that they may incur in such capacities.

Our third amended and restated bylaws provide that we may indemnify our directors and officers for monetary damages for any action taken or failure to take any action, unless:

•	such director or officer has breached or failed to perform the duties of his or her office under the PBCL, our amended and restated bylaws or our amended and restated articles of incorporation; and

•	the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

In addition, our amended and restated bylaws provide that we shall indemnify our directors and officers for expenses, attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she has acted in good faith and in a manner he or she believed to be in our best interest, or in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. Such indemnification as to expenses, including attorneys’ fees, is mandatory to the extent the individual is successful on the merits or otherwise in defense of the matter or in defense of any claim, issue or matter therein. Our amended and restated bylaws provide, however, in the case of an action or suit by or in the right of the Company, that we will not indemnify a director or officer with respect to a matter in which such person has been adjudged to be liable in the performance of his or her duties to us, unless a court of common pleas determines that such person is fairly and reasonably entitled to indemnification. Our amended and restated bylaws also provide that we may advance expenses to any director or officer upon our receipt of an undertaking by the director or officer to repay those amounts if it is finally determined that he or she is not entitled to indemnification.

We maintain directors’ and officers’ liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts and for violations with respect to the Securities Act.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers to provide indemnification to our directors and executive officers under certain circumstances for acts or omissions that may not be covered by directors’ and officers’ liability insurance, and may, in some cases, be broader than the specific indemnification provisions contained under the PBCL.

At present, there is no pending litigation or proceeding involving one or more of our directors or executive officers regarding which indemnification is sought.

Pursuant to underwriting agreements filed or to be filed as exhibits to the registration statement related to underwritten offerings of securities, the underwriters may agree to indemnify our executive officers, directors and us, and we may agree to indemnify the underwriters, for certain liabilities, including liabilities arising under the Securities Act, in connection with matters specifically provided in writing for inclusion in the registration statement.

ITEM 16. EXHIBITS

The exhibits listed below in the “Index of Exhibits” are part of this Registration Statement on Form S-3 and are numbered in accordance with Item 601 of Regulation S-K.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on September 17, 2013.

FIVE BELOW, INC.

By:	/s/ David Schlessinger
Name: David Schlessinger
Title: Executive Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Schlessinger, Thomas Vellios and Kenneth R. Bull and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Five Below, Inc.) to sign any or all amendments (including post effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Schlessinger David Schlessinger	Executive Chairman	September 17, 2013

/s/ Thomas Vellios Thomas Vellios	President, Chief Executive Officer and Director (Principal Executive Officer)	September 17, 2013

/s/ Kenneth R. Bull Kenneth R. Bull	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 17, 2013

/s/ Steven Collins Steven Collins	Director	September 17, 2013

/s/ Andrew Crawford Andrew Crawford	Director	September 17, 2013

/s/ Michael Devine Michael Devine	Director	September 17, 2013

/s/ David Mussafer David Mussafer	Director	September 17, 2013

/s/ Thomas Ryan Thomas Ryan	Director	September 17, 2013

/s/ Ronald Sargent Ronald Sargent	Director	September 17, 2013

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein if the common stock is sold through one or more underwriters).

3.1	Amended and Restated Articles of Incorporation of Five Below, Inc., as currently in effect (incorporated by reference to Exhibit 3.5 of Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on June 12, 2012).

3.2	Amended and Restated Bylaws, as currently in effect (incorporated by reference to Exhibit 3.6 of Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on June 12, 2012).

4.1	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-180780) filed with the Commission on July 9, 2012).

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Pepper Hamilton LLP (included in their opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).